UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2011
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio `		44333

(Address of principal executive offices)		(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1
EX-10.2
EX-99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Amended Gingo Agreement
          On May 19, 2011, A. Schulman, Inc. (the “Company”) executed an amended and restated employment agreement with Joseph M. Gingo, the Company’s President and Chief Executive Officer (the “Amended Gingo Agreement”), which supersedes and replaces Mr. Gingo’s initial employment agreement, dated December 17, 2007, which was subsequently amended on December 17, 2008 and on January 9, 2009. The material provisions of the Amended Gingo Agreement are discussed below, which discussion is qualified in its entirety by reference to the complete text of the Amended Gingo Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of a press release issued by the Company regarding the execution of the Amended Gingo Agreement is attached hereto as Exhibit 99.1 and incorporate by reference herein.
•	The term of the Amended Gingo Agreement commenced on May 1, 2011 and ends on December 31, 2014.

•	Mr. Gingo is no longer entitled to receive a tax gross up from the Company for any excise tax imposed upon him under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that any payments or benefits paid or payable to Mr. Gingo pursuant to the Amended Gingo Agreement or any other plan, program or arrangement maintained by the Company would constitute a “parachute payment” within the meaning of Section 280G of the Code, Mr. Gingo shall receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by Mr. Gingo on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

•	Mr. Gingo is entitled to a base salary of $810,000, which may be increased during the term of the Amended Gingo Agreement at the discretion of the Board of Directors.

•	Mr. Gingo continues to be eligible for participation in the Company’s bonus program for senior executives, with a target level of 100% of base salary and leverage ranging from zero to 200% based upon performance metrics to be established by the Compensation Committee.

•	Mr. Gingo will continue to receive fringe benefits made generally available to the Company’s executives in accordance with Company policies and remains eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

•	Upon termination of Mr. Gingo’s employment during the term of the Amended Gingo Agreement, Mr. Gingo may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Gingo or by reason of Mr. Gingo’s death or Disability (as such terms are defined in the Amended Gingo Agreement). In the event the Company terminates Mr. Gingo’s employment without Cause or Mr. Gingo elects a Resignation for Cause prior to the expiration of the Amended Gingo Agreement and prior to a Change-in-Control, Mr. Gingo shall receive: (i) his salary for the remaining term of the Amended Gingo Agreement; (ii) a bonus for each year of the remaining term, which shall be equal to the greater of (1) $490,000 or (2) the average annual bonus during the most recent three calendar years of Mr. Gingo’s employment with the Company; and (iii) compensation attributable to equity awards (at the target grant value) that would have otherwise been issued through the remainder of the term. In the event Mr. Gingo is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Gingo’s salary for 24 months to a designated beneficiary. In the event that Mr. Gingo becomes Disabled, the Company shall pay Mr. Gingo 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Gingo; provided, however, that the 60% payments shall continue for the remainder of the 24-month period.

•	In the event Mr. Gingo is terminated by the Company, or he voluntarily terminates his employment for Good Reason, following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability or (iii) termination by Mr. Gingo without Good Reason (as such terms are defined in the Amended Gingo Agreement), Mr. Gingo shall be paid a lump sum amount equal to three times: (1) Mr. Gingo’s base salary immediately in effect prior to the occurrence of the triggering event; and (2) the average annual bonus earned by Mr. Gingo in the immediately preceding three fiscal years. Additionally, Mr. Gingo shall receive compensation attributable to equity awards (at the target grant value) that would have otherwise been issued through the remainder of the term of the Amended Gingo Agreement and shall continue to receive certain insurance benefits (reduced to the extent comparable benefits are actually provided without cost to him by another source after termination) from the date of termination through the remainder of the term.

•	Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Amended Gingo Agreement, for a period of one year following any termination of Mr. Gingo’s employment, Mr. Gingo shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Change-in-Control Agreements
          In addition, on May 19, 2011, the Company entered into change-in-control agreements (the “Change-in-Control Agreements”) with certain of its executive officers, including Donald B. McMillan, Chief Accounting Officer and Corporate Controller, Bernard Rzepka, General Manager and Chief Operating Officer — Europe, David C. Minc, Vice President, Chief Legal Officer and Secretary, and Kim L. Whiteman, Vice President — Global Human Resources. The Change-in-Control Agreements supersede and replace all current and expired change-in-control agreements previously executed by the Company with respect to such covered executives and other executives. The material provisions of the Change-in-Control Agreements are discussed below, which discussion is qualified in its entirety by reference to the complete text of the Change-in-Control Agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
•	The term of the Change-in-Control Agreements commenced on May 19, 2011 and end on December 31, 2014.

•	The Change-in-Control Agreements provide that in the event (i) a covered executive is terminated by the Company during a Change-in-Control Protection Period without Cause, or (ii) a covered executive resigns from the Company during a Change-in-Control Protection Period for Good Reason (as such terms are defined in the Change-in-Control Agreements), such covered executive shall be entitled to the following: (1) continued payment of compensation and the provision of benefits through the date of termination; (2) an amount equal to any accrued, but unused vacation days; (3) a lump sum amount equal to two times the sum of (a) the covered executive’s base salary for the calendar year immediately preceding the year in which the date of termination occurs, and (b) the covered executive’s annual target bonus for the fiscal year in which termination occurs; and (4) the continuation of certain insurance benefits for a period of 18 months after the date of termination.

•	Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Change-in-Control Agreements, in the event that a covered executive becomes entitled to receive compensation under their respective Change-in-Control Agreement, then for a period of one year such covered executive shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•	Under the terms of the Change-in-Control Agreements, covered executives are not entitled to receive a tax gross up from the Company for any excise tax imposed upon them under Sections 280G and 4999 of the Code. In the event that any payments or benefits paid or payable to a covered executive pursuant to their Change-in-Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then such covered executive shall receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, by and between A. Schulman, Inc. and Joseph M. Gingo, dated May 19, 2011 (filed herewith).

10.2	Form of A. Schulman, Inc. Change-in-Control Agreement (filed herewith).

99.1	Press Release, dated May 23, 2011 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: May 23, 2011